As filed with the Securities and Exchange Commission on September 29, 2016.

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERVISFIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0734029
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

The ServisFirst Bank 401(k) Profit Sharing Plan & Trust

(Full title of the plan)

Thomas A. Broughton, III

President and Chief Executive Officer

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway, Suite 200

Birmingham, Alabama 35209

(Name and address of agent for service)

(205) 949-0302

(Telephone number, including area code, of agent for service)

With a copy to:

Laura P. Washburn

Bradley Arant Boult Cummings LLP

1819 5th Avenue North

Birmingham, Alabama 35203

(205) 521-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $0.001 par value (1)(2)	300,000 shares	$50.94	$15,282,000	$1,538.90

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminable number of shares of common stock issuable under the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions effected without the receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low prices per share of the Common Stock reported on The Nasdaq Global Select Market on September 26, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A prospectus containing the information specified in Part I of Form S-8 will be sent or given to participants in The ServisFirst Bank 401(k) Profit Sharing Plan & Trust, as amended from time to time (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act. Consistent with the instructions to Part I of Form S-8, such prospectus will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. The prospectus and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 24, 2016.

(2)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 3, 2016.

(3)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 2, 2016.

(4)         The Registrant’s Current Reports on Form 8-K filed with the Commission on March 22, 2016, May 6, 2016, June 21, 2016, June 24, 2016 (as amended by Amendment No. 1 thereto on Form 8-K/A filed with the Commission on June 28, 2016) and September 2, 2016.

(5)         The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36452) filed with the Commission on May 9, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, the Registrant is not incorporating any document or information deemed to have been furnished and not filed in accordance with the Commission’s rules.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the Registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The Registrant’s bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the Registrant’s certificate of incorporation, as amended, contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the Delaware General Corporation Law and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

The Registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under any of the foregoing provisions, in the opinion of the Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, the Registrant’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 8.   Exhibits.

The following Exhibits are filed as a part of this Registration Statement:

4.1	Restated Certificate of Incorporation of ServisFirst Bancshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on June 24, 2016).

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4.2	Bylaws of ServisFirst Bancshares, Inc., as amended (restated for Commission filing purposes only), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 4, 2014.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5.1).

24	Powers of Attorney (contained on signature page hereto).

The registrant has submitted or will submit the Plan and amendments thereto to the U.S. Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 29, 2016.

ServisFirst Bancshares, Inc.

By:	/s/ Thomas A. Broughton, III
Thomas A. Broughton, III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas A. Broughton, III and William M. Foshee, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Broughton, III	President, Chief Executive	September 29, 2016
Thomas A. Broughton, III	Officer and Director
(Principal Executive Officer)

/s/ William M. Foshee	Vice President, Secretary, Chief Financial	September 29, 2016
William M. Foshee	Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Stanley M. Brock	Chairman of the Board and Director	September 29, 2016
Stanley M. Brock

/s/ J. Richard Cashio	Director	September 29, 2016
J. Richard Cashio

/s/ James J. Filler	Director	September 29, 2016
James J. Filler

/s/ Michael D. Fuller	Director	September 29, 2016
Michael D. Fuller

/s/ Hatton C.V. Smith	Director	September 29, 2016
Hatton C.V. Smith

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THE SERVISFIRST BANK 401(k) PROFIT SHARING PLAN & TRUST

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of The ServisFirst Bank 401(k) Profit Sharing Plan & Trust have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 29, 2016.

The ServisFirst Bank 401(k) Profit Sharing Plan & Trust

By:	/s/ Thomas A. Broughton, III
Thomas A. Broughton, III
Trustee

By:	/s/ William M. Foshee
William M. Foshee
Trustee

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of ServisFirst Bancshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on June 24, 2016).

4.2	Bylaws of ServisFirst Bancshares, Inc., as amended (restated for Commission filing purposes only), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 4, 2014.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5.1).

24	Powers of Attorney (contained on signature page hereto).

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